UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of report (date of earliest event reported):
July 28, 2005
Finisar Corporation
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-27999 (Commission File No.)	94-3038428 (I.R.S. Employer Identification No.)
1308 Moffett Park Drive
Sunnyvale, CA 94089
(Address of principal executive offices)
Registrant’s telephone number, including area code:
(408) 548-1000
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
     (d) On July 28, 2005, Robert N. Stephens and Dominique Trempont were elected to the Board of Directors of Finisar Corporation (“Finisar”), with such election to be effective as of August 31, 2005, the date of next meeting of the Board of Directors of Finisar. At that meeting, the Board of Directors will determine which committees of the Board of Directors Messrs. Stephens and Trempont will be appointed to.
     Mr. Stephens served as the Chief Executive Officer since April 1999 and President since October 1998 of Adaptec, Inc, a storage solutions provider, until his retirement in May 2005. Mr. Stephens joined Adaptec in November 1995 as Chief Operating Officer. Before joining Adaptec, Mr. Stephens was the founder and chief executive officer of Power I/O, a company that developed serial interface solutions and silicon expertise for high-speed data networking, that was acquired by Adaptec in 1995. Prior to founding Power I/O, Mr. Stephens was President and CEO of Emulex Corporation, which designs, develops, and supplies Fibre Channel host bus adapters. Before joining Emulex, Mr. Stephens was senior vice president, general manger, and founder of the Microcomputer Products Group at Western Digital Corporation. He began his career at IBM, where he served over 15 years in a variety of management positions. Mr. Stephens holds bachelor’s and master’s degrees from San Jose State University.
     Mr. Trempont has been a CEO in residence at Battery Ventures since August 2003. Prior to joining Battery Ventures, Mr. Trempont was Chairman, President and Chief Executive Officer of Kanisa, Inc., a software company focused on enterprise self-service applications, from November 1999 to November 2002. Mr. Trempont was President and Chief Executive Officer of Gemplus Corporation, a smart card company, from May 1997 to June 1999. Prior to Gemplus, Mr. Trempont served as Chief Financial Officer and later Chief Operating Officer at NeXT Software. Mr. Trempont began his career at Raychem Corporation, a high-tech material science company focused on telecommunications, electronics, automotive and other industries. Mr. Trempont received an undergraduate degree in Economics from College Saint Louis (Belgium), a B.A. in Business Administration and Computer Sciences from the University of Louvain (Belgium) and a masters in Business Administration from INSEAD (France).

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year
     (a) On July 28, 2005, the Board of Directors of Finisar adopted resolutions pursuant to Section 2.1 of Finisar’s Bylaws to fix the authorized number of directors at eight. Finisar’s Bylaws, as amended, are filed as Exhibit 3.4 to Finisar’s Annual Report on Form 10-K filed with the Commission on July 29, 2005, which is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.
     (c) Exhibits.

Exhibit No.	Description

99.1	Press Release dated August 2, 2005 announcing the election of two new members of the Board of Directors of Finisar Corporation.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: August 2, 2005

Finisar Corporation
By:	/s/ Stephen K. Workman
Stephen K. Workman
Senior Vice President, Finance, Chief Financial Officer and Secretary

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated August 2, 2005 announcing the election of two new members of the Board of Directors of Finisar Corporation.